Exhibit 99.1
AFC Enterprises Reports Impact of Hurricane Katrina on Operations
ATLANTA, Aug. 31 — AFC Enterprises, Inc. (Nasdaq: AFCE), the franchisor and operator of Popeyes(R) Chicken & Biscuits, today made a preliminary announcement of the impact of Hurricane Katrina on its operations.
AFC, which had 1,487 domestic restaurants as of July 10, 2005, estimates that there are 95-100 closed Popeyes restaurants due to storm damage, loss of electricity and flooding from Hurricane Katrina. The closed restaurants are primarily along the gulf coast of Alabama, Mississippi, and in the New Orleans area. The Company announced that all 36 company-operated restaurants in the New Orleans area are currently closed. The remainder of the closed restaurants are franchised units. AFC Enterprises confirmed that it has property and casualty insurance coverage, as well as flood insurance coverage for its closed company restaurants. The Company also has business interruption coverage. Due to the current situation in the New Orleans area, the Company is not able to assess the full extent of the hurricane damage at this time. Once the Company is able to complete the assessment, further information will be made available. The Company is working closely with its suppliers, distributors, vendors and franchisees to re-open closed restaurants.
Kenneth Keymer, President of Popeyes Chicken & Biscuits, stated, “Our hearts and prayers go out to the thousands of individuals and families whose lives have been shattered by Hurricane Katrina. Our Company operates 36 of the Popeyes restaurants in the New Orleans area and we are aggressively attempting to contact and support all of our people to insure their safety. Moreover, we are working to provide additional services to franchisees to assist them in every way we can and help them re-open their restaurants. The people of New Orleans and the Popeyes system are both very strong and proud communities and we will respond to these challenges.”
Corporate Profile
AFC Enterprises, Inc. is the franchisor and operator of Popeyes(R) Chicken & Biscuits, the world’s second-largest quick-service chicken concept based on number of units. As of July 10, 2005, Popeyes had 1,827 restaurants in the United States, Puerto Rico, Guam and 25 foreign countries. AFC’s primary objective is to be the world’s Franchisor of Choice(R) by offering investment opportunities in its Popeyes Chicken & Biscuits brand and providing exceptional franchisee support systems and services. AFC Enterprises can be found on the World Wide Web at www.afce.com.
AFC Contact Information
Alicia Thompson, Director, Popeyes Communications
(404) 459-4572
Investor inquires: investor.relations@afce.com
Media inquiries: popeyescommunications@popeyes.com
Forward-Looking Statement: Certain statements in this release, and other written or oral statements made by or on behalf of AFC or its brand are “forward-looking statements” within the meaning of the federal securities laws. Statements regarding future events and developments and our future performance, as well as management’s current expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. These forward-looking statements are subject to a number of risks and uncertainties. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are: adverse effects on operations from Hurricane Katrina, its ability to recover related losses from its insures and the economic impact on consumer spending in markets affected by Katrina, adverse effects of litigation or regulatory actions arising in connection with the restatement of our previously issued financial statements, failure to obtain court approval of the settlement agreements relating to such litigation, the loss of franchisees and other business partners, failure of our franchisees, the loss of senior management and the inability to attract and retain additional qualified management personnel, a decline in the number of new units to be opened by franchisees, competition from other restaurant concepts and food retailers, the need to continue to improve our internal controls, failure to successfully complete the merger of our AFC corporate function into the Popeyes corporate function, limitations on our business under our 2005 Credit Facility, a decline in our ability to franchise new units, increased costs of our principal food products, labor shortages or increased labor costs, slowed expansion into new markets, changes in consumer preferences and demographic trends, as well as concerns about health or food quality, unexpected and adverse fluctuations in quarterly results, increased government regulation, general economic conditions, supply and delivery shortages or interruptions, currency, economic and political factors that affect our international operations, inadequate protection of our intellectual property and liabilities for environmental contamination and the other risk factors detailed in our 2004 Annual Report on Form 10-K/A and other documents we file with the Securities and Exchange Commission. Therefore, you should not place undue reliance on any forward-looking statements.